Exhibit 3.1

The Commonwealth of Massachusetts

Secretary of the Commonwealth

STATE HOUSE, BOSTON, MASS.

RESTATED ARTICLES OF ORGANIZATION

General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Arnold M. McCalmont, President/xxxxxxxxxx, and Donald J. Evans, Clerk/xxxxxxxxxx of

TECHNICAL COMMUNICATIONS CORPORATION /

(Name of Corporation)

located at 442 Marrett Road, Lexington, Massachusetts do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on November 17, 1969, by vote of

10,106	shares of	Common Stock	out of	10,106	shares outstanding,
		(Class of Stock)

	shares of		out of		shares outstanding, and
		(Class of Stock)

	shares of		out of		shares outstanding,
		(Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:-

1.	The name by which the corporation shall be known is:- Technical Communications Corporation

2.	The purposes for which the corporation is formed are as follows:-

To carry on a general manufacturing, engineering, contracting, consulting, merchandising and research business, and in general to carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156I of the Massachusetts General Laws.

3.	The total number of shares and the par value of any of each class of stock which the corporation is authorized to issue is as follows:

	WITHOUT PAR VALUE NUMBER OF SHARES	WITH PAR VALUE
CLASS OF STOCK		NUMBER OF SHARES	PAR VALUE
Preferred	None	None	—
Common	None	1,500,000	$.10

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preference, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None

*5.	The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

None

*6.	Other lawful provision, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See pages 2A-2C

*	If there are no such provisions state “None”

Article 6A. TRANSACTIONS WITH INTERESTED PERSONS

1. In the absence of bad faith, no contract or transaction by this Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

2. For the purposes of this Article, “Interested Person” means any person or organization in any way interested in this Corporation whether as an officer, director, stockholder, employee or otherwise, and any other entity in which any such person or organization is in any way interested.

3. In the absence of bad faith, no Interested Person, because of such interest, shall be liable to this Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

4. The provisions of this Article shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of directors or stockholders of this Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

Article 6B. STOCKHOLDERS’ MEETINGS

Meetings of Stockholders of the Corporation may be held anywhere in the United States.

Page 2A

Article 6C. INDEMNIFICATION

1. Except as provided in Paragraphs 2 and 3, each Officer of this Corporation (and his heirs or personal representatives) shall be indemnified by this Corporation against all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of his serving or having served as an Officer of this Corporation or, at the request of this Corporation, as a director, officer, employee or other agent of any other organization.

2. No indemnification shall be provided to an Officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

3. In the event that a Proceeding is compromised or settled so as to improve any liability or obligation upon an Officer or this Corporation, no indemnification shall be provided to said Officer with respect to a matter if this Corporation has obtained an opinion of counsel that with respect to said matter said Officer did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

4. To the extent authorized by the Board of Directors or the stockholders, this Corporation may pay indemnification in advance of final disposition of a Proceeding, upon receipt of an under-taking by the person indemnified to repay such indemnification if he shall be adjudicated to be not entitled to indemnification under this Article.

5. For the purposes of this Article,

(a) “Officer” means any person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors;

(b) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

(c) “Expense” means any liability fixed by a judgment, order, decree, or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

6. Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.

Page 2B

Article 6D. PROVISIONS RELATIVE TO MAKING, AMENDING AND REPEALING BY-LAWS

The By-laws of this Corporation may provide that the directors may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the By-laws requires action by the stockholders.

Page 2C

* We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 2, 3, 5 and 6

(* If there are no such amendments, state “None”.)

The amendments are as follows:

1.	The purposes for which the corporation is organized have been amended (Article 2)

2.	The authorized capital of the corporation has been increased from 15,000 shares of common stock, par value $1.00 per share, to 1,500,000 shares of common stock, par value 10¢ per share. (Article 3)

3.	The restrictions on transfer of shares of stock have been deleted (Article 5)

4.	Articles 6A, 6B, 6C, and 6D are new (Article 6)

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 17th day of November in the year 1969

/s/ ARNOLD MCCALMONT
President/xxxxxxxxxx

/s/ DONALD J. EVANS
Clerk/xxxxxxxxxx

The Commonwealth of Massachusetts
Examiner

MICHAEL JOSEPH CONNOLLY

Secretary of State	FEDERAL IDENTIFICATION

ONE ASHBURTON PLACE, BOSTON, MASS, 02108	NO. 04 – 2295040

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Arnold M. McCalmont, President/xxxxxxxxxx Edward E. Hicks Clerk/xxxxxxxxxx

Technical Communications Corporation

(Name of Corporation)

	located at 100 Domino Drive, Concord, Massachusetts 01742 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on February 13, 1984 by vote of
Name Approved
	913,424	shares of	Common, $10 Par	out of	1,120,610	shares outstanding,
			(Class of Stock)

		shares of		out of		shares outstanding, and
			(Class of Stock)

		shares of		out of		shares outstanding,
			(Class of Stock)
	being at least a majority of each class outstanding and entitled to vote thereon:-[1]

CROSS OUT	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
INAPPLICABLE	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
CLAUSE	xxxxxxxxxxxxxxxxxxxx

		VOTED:	That the Articles of Organization of this Corporation be amended by changing the authorized capital stock of the Corporation from 1,500,000 shares of common stock with a par value of ten cents ($.10) per share to 3,500,000 shares of common stock with a par value of ten cents ($.10) per share, and further
C	☐
P	☐
M	☐

[1] For amendments adopted pursuant to Chapter 156B, Section 70.

[2] For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.
P.C.

INCREASE IN CAPITAL: FILL IN THE FOLLOWING:

	________ shares preferred	with par value
Total amount of capital stock already authorized is	1,500,000 shares common
	________ shares preferred	without par value
________ shares common

	________ shares preferred	with par value
Amount of additional capital stock authorized is	2,000,000 shares common
	________ shares preferred	without par value
________ shares common

VOTED:	That the President and the Clerk of this Corporation be, and they hereby are, authorized and directed to prepare, sign and file Articles of Amendment with the office of the Secretary of the Commonwealth of Massachusetts reflecting the foregoing vote, and to do all things necessary and proper to carry into effect the foregoing vote.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section B of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this the SEVENTH day of March, in the year 1984.

/s/ ARNOLD M. MCCALMONT
President

/s/ EDWARD E. HICKS
Clerk

The Commonwealth of Massachusetts
Examiner

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL J. CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT	FEDERAL IDENTIFICATION

General Laws, Chapter 1568, Section 72	NO. 04-2295040

We, Arnold M. McCalmont, President/xxxxxxxxxx, and Edward E. Hicks Clerk/xxxxxxxxxx of

Technical Communications Corporation

(EXACT Name of Corporation)

located at:	100 Domino Drive, Concord, MA
(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 6
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on April 11 1988, by vote of:
Name Approved

813,466	shares of	common	out of	1,211,776	shares outstanding,
		type, class & series, (if any)
	shares of		out of		shares outstanding, and
		type, class & series, (if any)
	shares of		out of		shares outstanding,
		type, class & series, (if any)

CROSS OUT	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx[1]
INAPPLICABLE	being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:-[2]
CLAUSE

C	☐
P	☐
M	☐	[1] For amendments adopted pursuant to Chapter 156B, Section 70.
R.A.	☐	[2] For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

P.C.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:
PREFERRED:		PREFERRED:

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:
PREFERRED:		PREFERRED:

See Exhibit A.

Exhibit A

TECHNICAL COMMUNICATIONS CORPORATION

Amendment to Section 6 of the Articles of Organization

VOTED:	to amend the Articles of Organization of the Corporation by adding to Section 6. thereof the following provision:

“No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability, except that to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or any amendatory or successor provisions thereto, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date upon which this provision became effective, and no amendment or repeal of this provision became effective, and no amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.”

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE: immediately

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this                      day of                     , in the year 1990.

/s/ ARNOLD M. MCCALMONT
President/Vice President

/s/ EDWARD E. HICKS
Clerk/Assistant Clerk

D PC	The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation: Technical Communications Corporation

(2) Registered office address: 100 Domino Drive, Concord, MA 01742

                                                         (number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s): Article III

                                                                                    (specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted: February 7, 2005

                              (month, day, year)

(5) Approved by:

(check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☐	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III is amended to increase the number of authorized shares of Common Stock, $.10 par value, of the Corporation as set forth on the next page hereof.

14

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	3,500,000	$.10

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	7,000,000	$.10

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: N/A

*	G.L. Chapter 156D eliminates the concept of par value, however is corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and tea comments relative share thereto.

15

Signed by:	/s/ Carl H. Guild, Jr.
(signature of authorized individual)

☒	Chairman of the board of directors,

☒	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this 6th day of May, 2005.

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COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 11 day of May, 2005, at 11:55 a.m./p.m.

time

Effective date:

                                                              (must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Examiner

Name approval	TO BE FILLED IN BY CORPORATION Contact Information:

C	Jennifer G. Ausrotas

M	White White & Van Etten LLP

55 Cambridge Parkway, Cambridge, MA 02142

Telephone: (617)225-6900

Email: jga@wwvlaw.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

17